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                                                                    EXHIBIT 10.8
                                                                Redacted Version

                                  CONFIDENTIAL
                        INTERACTIVE SERVICES AGREEMENT

       This Interactive Services Agreement (this "Agreement"), effective as of April 4, 2000 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and NewsReal, Inc., d/b/a/ YellowBrix, Inc. ("YellowBrix"), a Delaware corporation, with its principal offices at 66 Canal Center Plaza, Suite 700, Alexandria, Virginia, 22314 (each a "Party" and collectively the "Parties").

                                 INTRODUCTION

       AOL and YellowBrix each desires to enter into an interactive services agreement whereby YellowBrix will design, develop and manage, and will provide AOL and the AOL Network access to, the Customized Site and Customized Programming, and whereby AOL will promote YellowBrix, the Customized Site and the Customized Programming throughout the AOL Network subject to the terms and conditions set forth in this Agreement. To the extent this Agreement requires performance by a subsidiary of AOL, AOL, in its capacity as stockholder of such subsidiary, shall cause such subsidiary to perform in accordance with this Agreement. Defined terms used but not otherwise defined in this Agreement shall be as defined on Exhibit B attached hereto.

                                    TERMS

1.    DISTRIBUTION; PROGRAMMING

      1.1 PROMOTION AND DISTRIBUTION. Beginning on the date(s) indicated in Exhibit A-1, AOL shall provide YellowBrix with the promotions set forth on Exhibit A-1. The promotions described on Exhibit A-1 and any other promotions provided by AOL to YellowBrix shall be referred to as the "Promotions." Except to the extent expressly described herein, the exact form, placement and nature of the Promotions shall be determined by AOL in its reasonable editorial discretion. The Promotions shall link to the Customized Site and/or Customized Programming, as provided on Exhibit A-l or as determined by AOL in its reasonable editorial discretion.

      1.2 PROGRAMMING AND CONTENT. The Customized Site and Customized Programming shall consist of the Content described on the programming plan attached as Exhibit A-2 (the "Programming Plan"). The inclusion of any additional Content (other than advertisements, links or promotions permitted under Section 5) within the Customized Site and/or Customized Programming (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval, which approval shall not be unreasonably withheld.

      1.3 LICENSE. Except as provided herein, YellowBrix hereby grants AOL a worldwide license to use, market, cache, distribute, reproduce (with respect to headlines only ("Headlines"), as such headlines are described in the Programming Plan set forth in Exhibit A-2), display, adapt (without modifying text), communicate, perform, transmit, and promote the Customized Site, the Customized Programming and the Licensed Content (or any portion thereof) through the AOL Network as AOL may determine in its sole discretion, including without limitation the right to integrate Content from the Customized Site and/or Customized Programming by linking to specific areas thereon, provided that the link to any such Content on the AOL Network shall conform to the specifications of a YellowBrix Presence, and AOL shall have the right to use and change the Licensed Content using the YellowBrix Tools, as described in Section 1.4.2 below. AOL shall give notice (the "AOL Notice") to YellowBrix in advance of any use, marketing, caching,


         "[*]"=omitted, confidential material, which material has been seperately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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            distribution, reproduction, display, adaptation, communication, performance, transmission or promotion (the "Action") of the Licensed Content (other than the Headlines) that is not in or for the Customized Site, and YellowBrix shall, within ten (10) calendar days after receiving the AOL Notice, give AOL a notice in writing (the "YellowBrix Notice") identifying in good faith any part of such Action that would violate any YellowBrix agreement with a third party content provider ("Third Party Agreements"). The YellowBrix Notice will contain a brief description of the nature of the violation, and YellowBrix will, upon AOL's request, provide AOL with a copy of the relevant Third Party Agreement. If AOL does not receive the YellowBrix Notice within ten (10) calendar days after receiving the AOL Notice, then AOL may take the Action described in the AOL Notice. AOL agrees not to take an Action with respect to the Licensed Content (except for the Headlines) solely to the extent that such action would violate the Third Party Agreements as notified by YellowBrix. Without limiting the indemnification provision set forth in part VI of Exhibit E of this Agreement, YellowBrix shall be responsible for and will indemnify AOL for any liabilities resulting from the breach of the Third Party Agreements, provided that such liabilities are not caused by AOL's taking any Action prohibited in the YellowBrix Notice.

      1.4   MANAGEMENT.

            1.4.1 YellowBrix Management Obligations. YellowBrix shall design, create, edit, manage, review, update (on a daily basis or as otherwise specified herein), and maintain the Customized Site, Customized Programming and the Licensed Content in a timely and professional manner and in accordance with the terms of this Agreement and shall keep the Licensed Content current and well-organized at all times. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the Customized Site or Customized Programming. YellowBrix shall be responsible for any hosting or communication costs associated with the Customized Site and Customized Programming, including, without limitation, the costs associated with (i) any mutually agreed-upon direct connections between the AOL Network and the Customized Site or Customized Programming or (ii) a mirrored version of the Customized Site.

            1.4.2 Content Management Tools. YellowBrix will develop the

                        Customized Site for integration on Netscape Netcenter,
                  including, but not limited to, adapting (i) news and other feeds to the specifications of the personalization technology underlying the pages on Netscape Netcenter, and (ii) the personalization controls to function with the cookie technology or other technology that AOL utilizes or develops to control the page state for the end user. YellowBrix will, as soon as practicable after the Effective Date, provide AOL with tools for managing the Licensed Content, including the flow of headlines and stories (the "YellowBrix Tools"). The YellowBrix Tools will allow AOL to, without limitation, [*]. YellowBrix will, from time to time during the Term, provide AOL with updated YellowBrix Tools, to the extent such YellowBrix Tools have been released in updated form. YellowBrix hereby grants AOL a license to use and store the YellowBrix Tools (or any portion thereof) for the purpose of managing the Licensed Content as provided for in this paragraph.

            1.4.3 Quality of Content. YellowBrix shall ensure that the Licensed
                  Content and the functionality of the tools and applications provided by YellowBrix within or for the Customized Site and Customized Programming is equal to or better than the


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                  Content and functionalities licensed to and distributed by
                  YellowBrix through any other YellowBrix Interactive Site in all material respects, including without limitation, quality, breadth, depth, timeliness, functionality, features, prices of products and services and terms and conditions, unless otherwise required by this Agreement (e.g., Content that YellowBrix would be required to include to comply with this sentence violates another provision of this Agreement). Without limiting the foregoing, the Parties acknowledge that the Content included in the Customized Site and Customized Programming shall be modified from time to time by YellowBrix, provided that AOL shall approve such modifications (such approval not to be unreasonably withheld). YellowBrix will review, delete, edit, create, update and otherwise manage all Content available on or through the Customized Site in accordance with the terms of this Agreement or any amendments hereto.

            1.4.4 Registration. AOL Members shall not be subject to a
                  registration process (or any similar process) in order to access and use the Customized Programming or the top level of the Customized Site, but the Customized Site may require registration or similar processes for the specific features or functionality expressly described on Exhibit A and other types of features and functionality generally consistent with those set forth on Exhibit A. Such registration processes shall be integrated with Netscape's "Universal Registration" system or such other registration system identified by AOL, and shall comply with Netscape's then-current privacy policy, each as set forth on Exhibit C.

            1.4.5 Compliance. In the event YellowBrix fails to comply with any material term of this Agreement, including without limitation YellowBrix's obligations under this Section 1.4, its promotional obligations under Section 2, the customization and integrity requirements of Section 5, or its obligations to provide the Content set forth herein and on the Programming Plan, AOL will have the right (in addition to any other remedies available to AOL hereunder), upon notice to YellowBrix, to decrease the promotion it provides to YellowBrix hereunder and/or to decrease or cease any other contractual obligation of AOL hereunder until such time as YellowBrix corrects its non-compliance, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to YellowBrix by AOL hereunder corresponding to such decrease in promotion.

      1.5   CARRIAGE FEE AND WARRANTS.

            1.5.1 CASH PAYMENT. YellowBrix shall pay AOL $ [*] as follows:
                  $ [*] on the Effective Date and $ [*] on or before each of the following dates: [*].

            1.5.2 WARRANTS. In connection with the obligations of the parties hereunder, and subject to the provisions hereof, YellowBrix shall enter into, concurrently with this Agreement, the Common Stock Subscription Warrant Agreement (the "Warrant Agreement") substantially in the form of Exhibit D attached hereto.

      1.6 IMPRESSIONS COMMITMENT. As set forth in further detail in Exhibit A-1, AOL shall provide YellowBrix with at least [*] Impressions from placement of YellowBrix Presences on the AOL Network (the "Impressions Commitment"). In the event that the Impressions Commitment is not met (or will not, in AOL's reasonable judgment, be met) during the Term, then as YellowBrix's sole remedy, AOL shall provide the undelivered Impressions by, at AOL's option, (a) extending the Term for up to six (6) months without additional carriage fees payable by YellowBrix, or


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            (b) providing YellowBrix from time to time with the remaining
            Impressions in the form of promotional space within the AOL Represented Advertising of comparable value to the undelivered Impressions (as reasonably determined by AOL), or (c) some combination thereof.

      1.7 SITE AND CONTENT PREPARATION. YellowBrix shall achieve Site and Content Preparation no later than April 28, 2000 for Phase I, and no later than July 26, 2000 for Phase II (each a "Launch Date", and each as described in the programming plan attached as Exhibit A-2). "Site and Content Preparation" shall mean that YellowBrix shall have completed all necessary production work for the Customized Site, all Customized Programming and any other related areas or screens (including programming all Content thereon); customized and configured the Customized Site, and all Customized Programming in accordance with this Agreement; and completed all other necessary work (including, without limitation, undergone all AOL site testing set forth on Exhibit F) to prepare the Customized Site, all Customized Programming and any other related areas or screens to launch on the AOL Network as contemplated hereunder. In the event YellowBrix has not achieved Site and Content Preparation by the relevant Launch Date, and provided that AOL has not been the primary reason for any delays in achieving such Launch Date, then in addition to any other remedies available, the Impressions Commitment set forth in Section 1.6 shall be reduced on a pro rata basis based on the number of days after the relevant Launch Date that YellowBrix achieves Site and Content Preparation divided by [*]. In the event YellowBrix has not achieved Site and Content Preparation within seven days after the relevant Launch Date, and if AOL has not been the primary reason for the original or further delays in achieving such Launch Date, then in addition to any other remedies available, AOL shall have the right to terminate this Agreement immediately upon giving YellowBrix written notice thereof. If YellowBrix is delayed in achieving Site and Content Preparation primarily due to a failure by AOL to perform its obligations under this Agreement and YellowBrix notifies AOL in writing of such failure and the resulting delay, then the Launch Dates and the seven day period referenced in this Section shall each be extended by the amount of time of YellowBrix's delay solely attributable to such failure by AOL.

2.    CROSS-PROMOTION

      2.1 COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

      2.2   INTERACTIVE SITE.

            2.2.1 On the first screen of each YellowBrix Interactive Site,
                  YellowBrix shall use commercially reasonable efforts to ensure (to the extent that such action is within its reasonable control or not prohibited by contractual restrictions) the inclusion of a prominent actionable graphical promotional button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing above the fold promoting the AOL Service (or other AOL product or service designated by AOL subject to YellowBrix's approval, which shall not be unreasonably withheld) (the "AOL Promo"). AOL will provide the creative content to be used in the AOL Promo.

            2.2.2 On the first screen of each YellowBrix Interactive Site,
                  YellowBrix will also use its commercially reasonable efforts to ensure (to the extent that such action is within its reasonable control or not prohibited by contractual restrictions) the display of the then-current version of the "Netscape Now button as provided by Netscape or the equivalent successor button or the words "Download Netscape Now" (or successor text reasonably designated by AOL) (the "Netscape Now


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            button/text" and, collectively with the AOL Promo, the "Site
            Promos") prominently above the fold. When an end user clicks on the Netscape Now button/text, the end user's internet client software or online service will access the applicable HTML page located at a URL supplied by AOL. On any page on which it is displayed, the Netscape Now button/text will be displayed in the same format (i.,e., button, text, or graphic) and equal to or greater in size and prominence than the button, text or graphic for any other internet client software, online service, software provider, "push" content delivery system, or other online service. YellowBrix will use its best efforts to have promptly remedied any misplacement or malfunctioning of the Netscape Now button/text on its pages. AOL will fully cooperate with YellowBrix to remedy any such misplacement or malfunctioning outside its reasonable control.

            2.2.3 AOL hereby grants YellowBrix a non-exclusive,
                  non-transferable, non-assignable (except in accordance with this Agreement), non-sublicensable license to use, reproduce and display the Site Promos in connection with fulfilling the foregoing obligations. YellowBrix's use of the Site Promos will be in accordance with AOL's reasonable policies regarding advertising and trademark usage as established from time to time by AOL, including the guidelines of the Netscape Now Program published in Netscape Netcenter. AOL may immediately suspend YellowBrix's use of the Site Promos if AOL determines that such use violates quality standards. The use of the Site Promos in connection with this Agreement will not create any right to the Site Promos or associated trademarks and all goodwill associated with the Site Promos and associated trademarks will inure to the benefit of AOL. YellowBrix agrees not to register or use any trademark that is similar to the Site Promos. YellowBrix further agrees that it will not use the Site Promos in a manner that could mislead end users or reflect adversely on AOL or its products and services.

            2.2.4 YellowBrix shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for any Site Promo within five (5) days of its receipt of such content from AOL. In the event that AOL elects to serve either or both Site Promos to the YellowBrix Interactive Site from an ad server controlled by AOL or its agent, YellowBrix shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the YellowBrix Interactive Site on which such Site Promo will appear.

            2.2.5 In addition, YellowBrix will participate in the AOL Affiliate
                  Network marketing program, pursuant to which YellowBrix shall receive the standard partner bounties under the AOL Affiliate Network marketing program in connection with AOL Member acquisition through the AOL Promo. The terms and conditions of the AOL Affiliate Network marketing program are as set forth at http://affiliate.aol.com/affiliate/welcome.html. YellowBrix will also participate in the Netscape Affiliate browser distribution program, pursuant to which YellowBrix shall receive the standard bounties under the Netscape Affiliate browser distribution program in connection with the sale of Netscape browser software through the Netscape Promo. The terms and conditions of the Netscape Affiliate browser distribution program are as set forth at http://home.netscape.com/affiliate/welcome.html.

            2.2.6 In addition, within each YellowBrix Interactive Site, to the extent YellowBrix offers or promotes any products or services similar to the AOL Tools listed in Section 5.2(c)), other than chat and message boards, YellowBrix shall provide equal or greater promotions for such AOL-designated products.


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      2.3   PREFERRED ACCESS PROVIDER. YellowBrix shall not promote any other
            Interactive Service as a preferred means of accessing YellowBrix's Content, or otherwise promote any other Interactive Service more prominently than it promotes AOL, unless YellowBrix has entered into an agreement with an Interactive Service for co-promotion and such Interactive Service has paid YellowBrix bona fide value for the relevant promotion.

 3.   REPORTING; PAYMENT.

      3.1 AOL USAGE REPORTING. AOL shall make available to YellowBrix a monthly report specifying for the prior month aggregate usage and Impressions with respect to YellowBrix's presence on the AOL Network, which are similar in substance and form to the reports provided by AOL to other content partners similar to YellowBrix.

      3.2 CUSTOMIZED SITE REPORTING. YellowBrix will supply AOL with monthly reports which reflect total impressions by AOL Members to the Customized Site during the prior month, the number of and dollar value associated with the transactions involving AOL Members and any registration information obtained from AOL Members at the Customized Site during the period in question. YellowBrix represents that all URLs related to the Customized Site are listed on Exhibit A-2 and YellowBrix shall provide AOL with an update of such list promptly upon any change thereto. In addition, YellowBrix shall comply with the reporting requirements for Netscape Netcenter set forth on Exhibit G.

      3.3 PROMOTIONAL COMMITMENTS. YellowBrix shall provide to AOL a quarterly report documenting its compliance with any promotional commitments it has undertaken pursuant to this Agreement, which report shall include the type of promotion, date of the promotion, duration and circulation of the promotion and any other mutually agreed upon information.

      3.4 PAYMENT SCHEDULE. Except as otherwise specified herein, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a quarterly basis within [*] days of the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall (i) begin on the first day of the month following the month of execution of this Agreement and (ii) include the portion of the month of execution following the Effective Date (unless this Agreement was executed on the first day of a month, in which case the quarter shall be deemed to begin on the first day of such month).

      3.5 METHOD OF PAYMENTS. All payments by YellowBrix hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at the Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081 (ABA: 021000021), or such other account of which AOL shall give YellowBrix written notice. Notwithstanding the foregoing, any Transaction Revenues to be paid by YellowBrix to AOL may be paid by wire or by check mailed to the address specified by AOL. All payments by AOL hereunder shall be paid by check mailed to the address set forth in the preamble to this Agreement, to the attention of the Chief Financial Officer. If payments due to be paid by AOL to YellowBrix are overdue at the end of the Term (or, if any Extension Term, then the Extension Term), such payments shall be made by AOL by wire transfer to the "BizWatch" account, Account Number 5 135718132 at the BB&T Bank, 1421 Prince Street, Alexandria, Virginia 22314 (ABA: 051 404 260), or such other account of which YellowBrix shall give AOL written notice.

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4.    ADVERTISING AND MERCHANDISING

      4.1 ADVERTISING SALES. Subject to Section 4.2, AOL will own all advertising inventory within the Customized Site and will have the exclusive right to license and/or sell all Advertisements in the Customized Site. YellowBrix may not incorporate or link to any Advertisement or other commercial elements without AOL's prior written approval.

      4.2 SHARING OF ADVERTISING REVENUES. AOL shall own the rights to Advertising Revenues generated through the Customized Site, as set forth in Section 4.1. AOL will pay to YellowBrix [*] percent ([*]%) (or such greater percentage as AOL shall determine in its sole discretion) of Advertising Revenues received by AOL for such Advertisements in the Customized Site as described herein.

      4.3 INTERACTIVE COMMERCE. Any merchandising permitted hereunder through the Customized Site and/or Customized Programming shall be subject to (i) the then-current requirements of AOL's merchant certification program as set forth at AOL Keyword: Merchants under the "Anchor and Gold Tenants" section, and (ii) approval by AOL of all products, goods and services to be offered through the Customized Site or the Customized Programming, which approval will not be unreasonably withheld. YellowBrix will take all reasonable steps necessary to conform us promotion and sale of Products through the Customized Site and Customized Programming to the then-existing technologies identified by AOL which are optimized for the AOL Service. All promotion and sale of Products shall conform to any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Members through the Customized Site.

      4.4 SHARING OF TRANSACTION REVENUES. During the Term, YellowBrix shall pay AOL [*] percent ([*]%) of Net Transactions Revenues, as such term is defined in Exhibit B.

5.    CUSTOMIZED PROGRAMMING AND CUSTOMIZED SITE

      5.1 PRODUCTION; PERFORMANCE. YellowBrix shall optimize all Customized Programming and the Customized Site for distribution hereunder according to AOL specifications and guidelines (including, without limitation, any HTML publishing guidelines) and the Operating Standards set forth on Exhibit F attached hereto.

      5.2 CUSTOMIZATION. YellowBrix shall customize all Customized Programming and the Customized Site for AOL Members as follows:

                  (a) YellowBrix shall customize and co-brand the Customized Site for distribution over the AOL Properties listed in Exhibit A-1 by displaying on each page of the Customized Site framing, branding for and links to the applicable AOL Property, and other navigational and promotional spaces, each as described for each such AOL Property on the programming plan set forth on Exhibit A-2 and/or Exhibit H. In addition, on each page of the Customized Site linked to from a permanent placement on a main department screen (or a higher level screen) of Netscape Netcenter, YellowBrix shall display a C-frame (i.e., side navigation/menu bars, headers and footers), branding for and links to such Netscape Netcenter, and other navigational and promotional spaces, each in accordance with AOL's standards for Netscape Netcenter. YellowBrix shall make any changes to the customization and/or co-branding of the Customized Site to conform to the standard requirements of any AOL Property or otherwise requested by AOL during the Term; provided that any such change shall not increase the portion of the Customized Site that is covered by such framing by more than 10% over the portion covered by the framing shown on Exhibit

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                  H for such AOL Property or the standard C-frame for such AOL
                  Property as of the Effective Date, as applicable. YellowBrix shall provide continuous navigational ability for AOL Members to return to an agreed-upon point on the applicable AOL property (for which AOL shall supply the proper address) from the Customized Site or Customized Programming (e.g., the point on the applicable AOL Property from which such site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

                  (b) YellowBrix shall ensure that AOL Members accessing the Customized Programming or linking to the Customized Site do not receive advertisements, promotions or links (i) for any entity reasonably construed to be in competition with AOL or the applicable AOL Property, (ii) in a category in which AOL or the applicable AOL Property has an exclusive or other preferential relationship, or (iii) otherwise in violation of the applicable AOL Property's then-standard advertising policies. In addition, YellowBrix shall ensure that no promotions, advertisements or links for any Internet browser (other than Netscape browsers) appear within any Customized Programming displayed to AOL Members accessing Netscape Netcenter or within the version of the Customized Site that is customized and co-branded for Netscape Netcenter.

                  (c) Within the Customized Site, YellowBrix shall use and/or feature solely AOL's tools and technology for the following utilities and functionality: instant messaging, chat, personalization technology, calendaring, web page community services, message boards, user groups and lists, and commerce/content aggregation services, excluding the "product matching" tools provided by YellowBrix ("AOL Tools"). If any such AOL Tool is not made available for use on the Customized Site within a reasonable time upon YellowBrix's request, YellowBrix shall be permitted to utilize on the Customized Site similar tools and technology provided by a third party, provided that such tools and technology are not branded by such third party and no links or promotions for such third party appear on the Customized Site and, provided, further that YellowBrix will convert such tools and technology over to the corresponding AOL Tool once such AOL Tool is made available. In addition, except as provided for herein, the Customized Site shall not (x) provide or promote any email service or (y) without AOL's prior written consent and unless otherwise provided for in this Agreement (including the Programming Plan in Exhibit A-2), use or feature the tools or technology of any Interactive Service other than AOL. The Parties will apply commercially reasonable efforts to agree upon the terms of the integration, use and promotion of the AOL Tools within sixty (60) days after the date of execution of this Agreement

                  (d) YellowBrix shall host all pages of the Customized Site and Customized Programming under a domain name co-branded with Netscape Netcenter (i.e., yellowbrix.netscape.com) and traffic to pages hosted on any such domain name shall be deemed to be AOL traffic. Upon the expiration or earlier termination of this Agreement, unless the Parties otherwise agree, YellowBrix shall (i) discontinue hosting the Customized Site under the co-branded domain name, and (ii) for a period of [*] years thereafter, host a jump page under each such co-branded domain name. The design of such jump page shall be mutually agreed to by the Parties. In addition, such jump page shall be subject to all terms and conditions of this Agreement applicable to Customized Programming, shall be co-branded with each Party's brands and shall contain prominent navigation to both the Generally Available Site (or, upon AOL's prior written approval, which approval shall not be unreasonably withheld, such other site as YellowBrix may designate and which site is not reasonably construed to be in competition with AOL) and an area(s) of the AOL


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                  Network, or other Content area(s), selected by AOL and related in subject matter to the Content contained on the Customized Site.

      5.3 INTEGRITY OF AOL NETWORK. The Parties will work together on mutually acceptable links (including links back to the AOL Network) within the Customized Site in order to create a robust and engaging AOL member experience and the Customized Site may include reasonable editorial links that are contextually related to the Content described on the Programming Plan subject to the terms of this Agreement, including Section 5.2 (b) and the following:

            (a) YellowBrix shall take reasonable efforts to ensure that AOL traffic is generally either kept within the Customized Site or channeled back into the AOL Network. If AOL notifies YellowBrix in writing that, in AOL's reasonable judgment, links from the Customized Site cause an excessive amount of AOL traffic to be diverted outside of the Customized Site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then YellowBrix shall immediately reduce the number of links out of the Customized Site. The attribution required in YellowBrix Third Party Agreements, if any, shall consist only of the name and/or logo of the content provider, will contain no other marketing or promotional Content, and will not be considered to cause an excessive amount of diverted traffic under this clause, provided that any logo in the attribution will be no larger than 75 x 30 pixels in size. In the event that YellowBrix cannot or does not so limit diverted traffic from the Customized Site, AOL reserves the right to terminate any links from the AOL Network to the Customized Site.

            (b) YellowBrix shall ensure that the Customized Site does not contain any permanent or semi-permanent links for third party Content, except as expressly described in the Programming Plan. In addition, YellowBrix shall ensure that the Customized Site does not contain any rotational links (including, without limitation, banner advertisements) for aggregated Content within the same Content category or AOL Property channel as YellowBrix's Content, except as expressly described in the Programming Plan.

            (c) Any links within the Customized Site to other Content shall be directed to Content within the AOL Network or within the customized sites of other AOL interactive Content providers to the extent such Content is available within such areas.

            (d) Any Advertisements purchased by YellowBrix within the sites of other AOL interactive Content providers or interactive marketing partners shall link to the Customized Site.

      5.4 LINKS WITHIN CUSTOMIZED PROGRAMMING. The Customized Programming shall not contain any links or pointers to any other area on or outside of the AOL Network without AOL's prior written consent, except as expressly described in the Programming Plan or in Section 5.3(a) above.

      5.5 REVIEW. YellowBrix shall allow appropriate AOL personnel to have reasonable access to all Customized Programming and the Customized Site from time to time for the purpose of reviewing such sites to determine compliance with the provisions of this Section 5.


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6.     TERM, TERMINATION, PRESS RELEASES.

       6.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire eighteen (18) months after the Effective Date. AOL shall, upon reaching the Impressions Commitment provided for in Section
              1.6 above, have the right to extend this Agreement for an additional one (1) year period (the "Extension Term"), with such Extension Term commencing on the later of (a) the expiration of the initial term of this Agreement, or (b) the date the Impressions Commitment is reached. The Extension Term shall be on the same terms and conditions contained herein, provided that, during any Extension Term, YellowBrix shall make payments in the amount of $ [*] on or before each of the dates that is [*] months after the commencement of the Extension Term, and AOL shall provide YellowBrix with an Impressions Commitment of at least [*]. Notwithstanding the foregoing, during any Extension Term, no Transaction Revenues will be paid by YellowBrix to AOL pursuant to Section 4.4. AOL shall exercise its option to extend this Agreement by providing YellowBrix with written notice of such election no later than sixty (60) days prior to the expiration of the initial term, or, if AOL elects to extend this Agreement by six (6) months pursuant to Section 1.6 above, then sixty (60) days prior to the expiration of such six (6) month period.

       6.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party of this Agreement or the Warrant Agreement, which breach remains uncured after thirty (30) days written notice thereof; provided, however, that AOL will not be required to provide notice to YellowBrix in connection with YellowBrix's failure to make any payment required under Section 1.5.1 of this Agreement, and the cure period with respect to any scheduled payment shall be fifteen (15) days from the date such payment is due. In the event of the termination of this Agreement pursuant to this Section 6.2 as the result of a material breach by AOL, AOL shall refund to YellowBrix the pro rata portion of any guaranteed payments paid by YellowBrix for Impressions (pursuant to Section 1.5.1 above) not yet delivered as of such date of termination, and no further guaranteed payments shall be due thereafter.

       6.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY OR CHANGES IN BUSINESS. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

       6.4 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law, rule, regulation or court order or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure to obtain the prior written approval of the other Party shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching Party, in the event of such material breach, the non-breaching Party may elect either to (a) terminate this Agreement immediately upon notice to the other Party, or (b) elect, as liquidated damages, to modify the Impressions commitment hereunder by [*] percent ([*]%) (i.e., either an increase in the


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              Impressions commitment if AOL has violated this provision or a decrease in the Impressions commitment if YellowBrix has violated this provision). The Parties agree that the liquidated damages set forth in the preceding sentence are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

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       7.     TERMS AND CONDITIONS. The terms and conditions set forth on the
              Exhibits attached hereto are hereby made a part of this Agreement.

              IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.



AMERICA ONLINE, INC.                            NEWSREAL, INC.


By: /s/ ERIC L. KELLER                          By: /s/ JEFFREY P. MASSA
   ----------------------------                    ----------------------------

Print Name: Eric L. Keller                      Print Name: Jeffrey P. Massa
           --------------------                            --------------------

Title: SVP                                      Title: CTO
      -------------------------                       -------------------------

Date:                                           Date:
     --------------------------                      --------------------------

                                                Tax ID/EIN#:      541869419
                                                            -------------------


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